JOINT ACKNOWLEDGEMENT OF GUARANTY

This Joint Acknowledgement of Guaranty (this “Agreement”), effective as of May 21, 2009, is being delivered by each of the undersigned (each a “Guarantor”) in connection with that certain Amendment No. 2 to Amended and Restated Credit Facilities Agreement (the “Amendment”) between Young Innovations, Inc. ("Borrower"), Bank of America, N.A., as Administrative Agent (“Beneficiary”) and the Lenders party thereto, and effective as of the same date this Agreement is effective. By executing this Agreement:

(i) each Guarantor other than 2720 Corporate Parkway LLC and SAV-A-LIFE, LLC, acknowledges, ratifies and confirms such Guarantor’s existing Amended and Restated Unlimited Guaranty that was effective as of November 28, 2006 (a “Guaranty”) which such Guarantor executed in favor of Beneficiary;

(ii) 2720 Corporate Parkway LLC acknowledges, ratifies and confirms such Guarantor’s existing Unlimited Guaranty and Joinder to Contribution and Subordination Agreement that was effective as of October 1, 2007 (also, a “Guaranty”) which such Guarantor executed in favor of Beneficiary;

(iii) SAV-A-LIFE, LLC acknowledges, ratifies and confirms such Guarantor’s existing Unlimited Guaranty and Joinder to Contribution and Subordination Agreement that was effective as of December 31, 2007 (also, a “Guaranty”) which such Guarantor executed in favor of Beneficiary;

(iv) each Guarantor acknowledges receipt of a copy of and hereby consents to the Amendment and hereby ratifies any other previous amendments, extensions or other modifications of any document modified by or described in the Amendment;

(v) each Guarantor acknowledges and agrees that, its Guaranty remains unimpaired and continues in full force and effect, and

(vi) each Guarantor represents that its Guaranty constitutes the legal, valid and enforceable obligation of such Guarantor, except to the extent that the enforceability thereof against such Guarantor may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application (whether considered in an action at law or in equity).

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

[signature pages follow]

“Guarantor”

YOUNG DENTAL MANUFACTURING I, LLC

By: YOUNG INNOVATIONS, INC, its sole member

By: /s/ Arthur L. Herbst, Jr.

Name:  Arthur L. Herbst, Jr.

Title:    President and Chief Financial Officer

YOUNG ACQUISITIONS COMPANY, d/b/a PANORAMIC

By: /s/ Erin Manning

Name:  Erin Manning

Title:    Vice President

PANORAMIC RENTAL CORP.

By: /s/ Erin Manning

Name:  Erin Manning

Title:    Vice President

ATHENA TECHNOLOGY, LLC

By: YOUNG INNOVATIONS, INC, its sole member

By: /s/ Arthur L. Herbst, Jr.

Name:  Arthur L. Herbst, Jr.

Title:    President and Chief Financial Officer

YOUNG PS ACQUISITIONS, LLC, d/b/a PLAK SMACKER,

By: YOUNG INNOVATIONS, INC, its sole member

By: /s/ Arthur L. Herbst, Jr.

Name:  Arthur L. Herbst, Jr.

Title:    President and Chief Financial Officer

YOUNG COLORADO, LLC, d/b/a BIOTROL and CHALLENGE,

By: YOUNG INNOVATIONS, INC, its sole member

By: /s/ Arthur L. Herbst, Jr.

Name:  Arthur L. Herbst, Jr.

Title:    President and Chief Financial Officer

YI VENTURES LLC

By: YOUNG INNOVATIONS, INC, its sole member

By: /s/ Arthur L. Herbst, Jr.

Name:  Arthur L. Herbst, Jr.

Title:    President and Chief Financial Officer

MID-WEST DENTAL LABORATORY, INC.

By: /s/ Erin Manning

Name:  Erin Manning

Title:    Vice President

YOUNG OS LLC

By: /s/ Erin Manning

Name:  Erin Manning

Title:    Vice President

YOUNG MICROBRUSH, LLC

By: /s/ Erin Manning

Name:  Erin Manning

Title:    Vice President

YOUNG MICROBRUSH INTERNATIONAL, LLC

By: /s/ Erin Manning

Name:  Erin Manning

Title:    Vice President

2720 CORPORATE PARKWAY LLC

By: /s/ Erin Manning

Name:  Erin Manning

Title:    Vice President

SAV-A-LIFE, LLC

By: /s/ Erin Manning

Name:  Erin Manning

Title:    Vice President

Agreed to and Accepted as of May 21, 2009.

“Beneficiary” BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Michael Brashler Name: Michael Brashler Title: Vice President